NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 7, 2002

TO SHAREHOLDERS OF F5 NETWORKS, INC.:

      The Annual Meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year end 2001 will be held on March 7, 2002 at 10:00 am Pacific Standard Time at F5 Networks, Inc. Headquarters, 401 Elliott Avenue West, Seattle, Washington 98119 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class III directors to hold office until the Annual Meeting of Shareholders for fiscal year end 2004 and until their successors are elected and qualified;

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on January 10, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Jeffrey S. Hussey

JEFFREY S. HUSSEY
Chair

Seattle, Washington

January 28, 2002

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, please complete, sign, date and mail promptly the accompanying proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. This will ensure the presence of a quorum at the meeting. If you attend the meeting, you may vote in person if you wish to do so even if you have previously sent in your proxy card.

BOARD OF DIRECTORS
Compensation of Directors
Committees of the Board
Meetings of the Board and Committees
Compensation Committee Interlocks and Insider Participation
Nominees and Continuing Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Certain Relationships and Transactions
Change of Control Arrangements
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Summary of Compensation
Options Grants in Last Fiscal Year
Exercise of Stock Options and Fiscal Year-End Option Values
Report of Compensation Committee
Report of the Audit Committee:
Stock Price Performance
PROPOSAL 1: ELECTION OF DIRECTORS
OTHER MATTERS
Auditors
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR END 2002

F5 NETWORKS, INC.

401 Elliott Avenue West
Seattle, WA 98119

PROXY STATEMENT

FISCAL YEAR END 2001 ANNUAL MEETING OF SHAREHOLDERS

       F5 Networks, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on March 7, 2002, at 10:00 am, Pacific Standard Time at the F5 Networks, Inc. Headquarters, 401 Elliott Avenue West, Seattle, Washington 98119, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to shareholders on or about January 28, 2002.

      Only holders of the Company’s common stock (the “Common Stock”) as of the close of business on January 10, 2002 (the “Record Date”) are entitled to vote at the meeting. As of the Record Date, there were 25,040,843 shares of Common Stock outstanding.

      A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

      Each shareholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock they hold on the Record Date. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and that have not been revoked will be voted in accordance with their instructions. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the person named as proxy to vote the shares represented by the proxy card in her discretion.

      Under Washington law and the Company’s Second Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the two nominees for director who receive the greatest number of votes cast will be elected to the Board of Directors. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee.

      A shareholder may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Corporate Secretary of the Company at 401 Elliott Avenue West, Seattle, Washington 98119 before the Annual Meeting or at the Annual Meeting or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

      The Board of Directors of the Company is soliciting the proxies accompanying this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company, if requested, will pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

BOARD OF DIRECTORS

      The Board of Directors of the Company currently consists of six directors divided into three classes. Currently, the Class I directors are Karl D. Guelich and Keith D. Grinstein; the Class II directors are Alan J. Higginson and John McAdam; and the Class III directors are Jeffrey S. Hussey and Kenny Frerichs. Mr. Frerichs joined the Board in June 2001, when the Board of Directors increased the size of the Board by one member and appointed Mr. Frerichs to fill the Class III director vacancy created by such increase. At the Annual Meeting, the shareholders will vote on the election of two Class III directors to serve for three-year terms until the annual meeting of shareholders for fiscal year end 2004 and until their successors are elected and qualified. At present, the Class II directors will hold office until the Company’s annual meeting for fiscal year end 2003 and the Class I directors will hold office until the Company’s annual meeting for fiscal year end 2002. All directors will hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.

Compensation of Directors

      Directors currently receive no cash compensation from the Company for their services as members of the Board of Directors. They are reimbursed for certain expenses in connection with attending board and committee meetings. From time to time, certain non-employee directors have received grants of options to purchase shares of Common Stock. From June 1999 through February 2000, eligible non-employee directors received automatic grants of options to purchase 5,000 shares annually under the Company’s 1999 Non-Employee Directors’ Option Plan (“Director Plan”) with an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Director Plan were fully vested and exercisable on the date of grant. The Director Plan was terminated as of the end of fiscal 2000.

      In January 2001, each of Messrs. Higginson, Guelich and Grinstein was granted an option to purchase 7,500 shares of Common Stock at an exercise price of $9.50 per share under the Company’s 1998 Equity Incentive Plan (the “1998 Plan”). In April 2001, each of Messrs. Higginson, Guelich and Grinstein was granted options to purchase 15,000 shares of Common Stock at an exercise price of $8.10 per share under the 1998 Plan. All options granted under the 1998 Plan were fully vested and exercisable on the date of grant.

      All options granted to non-employee directors with an exercise price of $56.44 and above were canceled in November 2001.

      All non-employee directors who also serve on a board committee and who have been on the board for at least six months will receive options to purchase 15,000 shares in May 2002. In subsequent years these directors will receive options to purchase 15,000 shares on the day of the Company’s annual meeting. These options will be fully vested and exercisable on the date of grant, and will have an exercise price equal to the closing price of the Company stock on the date of grant.

Committees of the Board

      The Board has standing Audit and Compensation Committees.

      The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. Pursuant to the charter, the functions of the Audit Committee are to:

•	Recommend to the Board of Directors the selection of the independent auditor;

•	Evaluate periodic reports that the independent auditor submits to the audit committee regarding the auditor’s independence;

•	Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon;

•	Discuss with management and the auditors the significant issues encountered in the course of the course of the audit work including restrictions on the scope of activities, access to information or the adequacy of internal controls.

      The members of the Audit Committee are Messrs. Guelich, Higginson and Grinstein. Each member of the Audit Committee satisfies the independence and financial literacy requirements of the rules of the NASDAQ Stock Market.

      The Compensation Committee’s function is to review and recommend to the Company’s Board of Directors, the compensation and benefits of all officers of the Company and establish and review general policies relating to compensation and benefits for all employees. The Compensation Committee consists of Messrs. Guelich, Higginson and Grinstein.

      The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees for director which are submitted to the Secretary of the Company in accordance with the procedures contained in this Proxy Statement under the caption, “Shareholder Proposals for the Annual Meeting for fiscal year end 2002” below.

Meetings of the Board and Committees

      The Company’s Board of Directors met or acted by unanimous written consent 6 times during fiscal 2001. The Audit Committee met 5 times and the Compensation Committee met or acted by unanimous written consent 5 times during fiscal 2001. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit or Compensation Committees attended at least 75% of the committee meetings.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during fiscal 2001 were Messrs. Higginson, Grinstein and Guelich. None of the Company’s executive officers served during fiscal 2001 as a member of the board of directors or compensation committee of any entity that has had one or more executive officers which served as a member of the Company’s Board of Directors or Compensation Committee.

Nominees and Continuing Directors

      The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

      Jeffrey S. Hussey, age 40, co-founded F5 in February 1996 and has been our Chairman since that time. He served as our Chief Strategist from July 2000 through September 2001. From February 1996 to July 2000, Mr. Hussey served as our Chief Executive Officer and President. From February 1996 to March 1999, Mr. Hussey also served as our Treasurer. From June 1995 to February 1996, Mr. Hussey served as Vice President of Alexander Hutton Capital L.L.C., an investment banking firm. From September 1993 to July 1995, Mr. Hussey served as President of Pacific Comlink, an inter-exchange carrier providing frame relay and Internet access services to the Pacific Rim, which he founded in September 1993. Mr. Hussey holds a B.A. in Finance from Seattle Pacific University and an M.B.A. from the University of Washington.

      John McAdam, age 50, has served as our President, Chief Executive Officer and a director since July 2000. Prior to joining F5 Networks, Mr. McAdam served as General Manager of the Web server sales business at IBM from September 1999 to July 2000. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to IBM in September 1999. Mr. McAdam holds a B.Sc. in Computer Science from the University of Glasgow, Scotland.

      Alan J. Higginson, age 54, has served as one of our directors since May 1996. Mr. Higginson has been the President and CEO of Hubspan, Inc., an ebusiness infrastructure provider, since August 2001. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology. From May 1990 to November 1995, Mr. Higginson served as Executive Vice President of Worldwide Sales and Marketing for Sierra On-line, a developer of multimedia software for the home personal computer market. From May 1990 to November 1995, Mr. Higginson served as President of Sierra On-line’s Bright Star division, a developer of educational software. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from the University of Santa Clara.

      Karl D. Guelich, age 59, has served as one of our directors since June 1999. Mr. Guelich has been in private practice as a certified public accountant since his retirement from Ernst & Young in 1993, where he served as the Area Managing Partner for the Pacific Northwest offices headquartered in Seattle from October 1986 to November 1992. Mr. Guelich holds a B.S. degree in Accounting from Arizona State University.

      Keith D. Grinstein, age 41, has served as one of our directors since December 1999. Mr. Grinstein has been the Vice Chairman of Nextel International, Inc., an international cellular service subsidiary of Nextel Communications, since September 1999. From January 1996 to February 1999, Mr. Grinstein served as President, Chief Executive Officer and as a director of Nextel International, Inc. From January 1991 to December 1995, Mr. Grinstein was President and Chief Executive Officer of the aviation communications division of AT&T Wireless Services, Inc., a cellular phone service subsidiary of AT&T. Mr. Grinstein had a number of positions at McCaw Cellular and its subsidiaries, including Vice President, General Counsel and Secretary of LIN Broadcasting Company, a subsidiary of McCaw Cellular, and Vice President and Assistant General Counsel of McCaw Cellular. He is currently on the board of directors for the Ackerley Group, a media and entertainment company. Mr. Grinstein received a BA from Yale University and a JD from Georgetown University.

      Kenny J. Frerichs, age 41, has served as one of our directors since July 2001. Mr. Frerichs has been the Vice President, Business Development for Nokia Internet Communications, a network security and virtual private network solutions provider, since July 2001 and Nokia’s General Manager of VPN products from March 2000 to July 2001. From March 1998 to March 2000, Mr. Frerichs served as President and CEO for Network Alchemy, a Santa Cruz based startup that developed clustered Virtual Private Networks solutions, which was acquired by Nokia in March 2000. From January 1997 to March 1998, Mr. Frerichs served as Vice President of Worldwide Sales for Wallop Software, an intranet-based business application software company. From January 1994 to January 1997, Mr. Frerichs served as Vice President, North American Sales for TGV Software, a supplier of Internet software products, which was acquired by Cisco Systems. Mr. Frerichs holds a B.S. in Computer Science from Texas A&M University. Mr. Frerichs was designated by Nokia Finance International, B.V. (NFI) pursuant to the Investor Rights Agreement entered into in connection with NFI’s investment in the Company. This agreement required the Company to appoint a designee of NFI to the board upon NFI’s investment and to nominate a designee of NFI for election by the Company’s shareholders.

      There are no family relationships among any of the Company’s directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding ownership of the Common Stock as of December 17, 2001 by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock on December 17, 2001, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Number of Shares of	Percent of
	Common Stock	Common Stock
Name and Address(1)	Beneficially Owned(2)	Outstanding(2)

Hedreen Joint Venture(3)	1,326,842	5.3%
P.O. Box 9006 Seattle, WA 98109
Nokia Finance International, B.V. and Nokia Corporation(4)	2,466,421	9.9%
Keilalahdentie 4 P.O. Box 226 FIN-00045 Nokia Group Finland
Jeffrey S. Hussey(5)	2,277,418	9.1%
John McAdam(6)	357,500	*
Steven Goldman(7)	270,631	*
Brett L. Helsel(8)	157,594	*
Jeff A. Pancottine(9)	109,377	*
Keith D. Grinstein(10)	28,500	*
Karl D. Guelich(11)	27,500	*
Alan J. Higginson(12)	133,800	*
Kenny Frerichs	0	*
All directors and executive officers as a group (9 people)(13)	3,362,320	13.5%

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after December 17, 2001. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)	The holding shown is as reported by Hedreen Joint Venture (“HJV”) in a Schedule 13D filed on October 10, 2001. HJV has indicated in the Schedule 13D that it is a Washington joint venture whose principal business is administering the brokerage accounts of the joint venturers. Richard C. Hedreen is HJV’s sole manager.

(4)	The holding shown is based on a Schedule 13D filed on July 9, 2001 by Nokia Finance International B.V. (“NFI”) and Nokia Corporation. NFI and Nokia Corporation have reported shared voting and dispositve power with respect to the shares. In addition NFI holds a common stock purchase warrant which provided it a right to acquire at any time during the ten business days immediately following December 31, 2001 that number of shares of Common Stock that will cause its aggregate interest in the Company to be one share less than 15% of the Company’s outstanding Common Stock on the date of exercise. As of the date of this Proxy Statement, NFI had not exercised such right and it terminated with respect to that exercise period. This warrant will also allow NFI to purchase additional shares of Common Stock to increase its ownership percentage in the Company (up to a maximum of one share less than 20%) during two additional ten business day periods beginning on June 30, 2002 and December 31, 2002.

(5)	Does not include 350,000 shares held by Brian Dixon as trustee of the Hussey Family Trust fbo Mr. Hussey’s minor child. Mr. Hussey disclaims any beneficial ownership of the shares held by the trust. Includes 26,250 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

(6)	Includes 307,500 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

(7)	Includes 96,271 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

(8)	Does not include 150 shares held in a custodial account for the benefit of Mr. Helsel’s minor child. Mr. Helsel disclaims any beneficial ownership of the shares. Includes 129,739 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

(9)	Includes 107,500 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

(10)	Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

(11)	Includes 27,500 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

(12)	Includes 106,500 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

(13)	Includes 823,760 shares issuable upon exercise of options exercisable within 60 days of December 17, 2001.

Certain Relationships and Transactions

      The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

      In October, 2000, the Company extended a loan to Jeff Pancottine, the Company’s Senior Vice President of Marketing and Business Development, and his wife, in the principal amount of $350,000, in order to facilitate the purchase of a residence in the Seattle area. This loan is evidenced by a promissory note, the principal of which is payable in three equal installments, together with accrued interest, on March 31, 2002, March 31, 2003, and March 31, 2004, or immediately upon the sale of Mr. Pancottine’s residence or termination of Mr. Pancottine’s employment. However, the first two regularly scheduled payments may be extended under certain circumstances. Interest accrues on the loan at the rate of 6% per annum.

      On June 26, 2001, the Company entered into a Common Stock and Warrant Purchase Agreement with Nokia Finance International B.V. (“NFI”), which then became one of the Company’s 5% shareholders. Under this Agreement, the Company issued and sold to NFI (i) 2,466,421 shares of Common Stock and (ii) warrants (the “Warrants”) to purchase additional shares of Common Stock, in exchange for total proceeds of $34.9 million. The Warrants allow NFI to purchase additional shares of Common Stock to increase its ownership percentage in the Company (up to a maximum of one share less than 20%) during three ten business day periods beginning on December 31, 2001, June 30, 2002 and December 31, 2002, at an exercise price equal to the average 10-day closing price before the start of each period. As part of this transaction, the Company and NFI also entered into an OEM Software License Agreement and a Technology Development Agreement. Under these agreements NFI may resell the Company’s full suite of internet traffic and content management products, and work with the Company to identify and pursue a number of joint technology development initiatives. The Company also entered into an Investor’s Rights Agreement with NFI. Among other things, this agreement grants to NFI certain preemptive and registration rights. This agreement also permitted NFI to designate a representative to be appointed to the Company’s Board of Directors to serve until the Annual Meeting and requires the Company to nominate an NFI designee for election by the Company’s shareholders so long as NFI holds at least 5% of the Company’s Common Stock. Kenny Frerichs is NFI’s designee to the Company’s Board of Directors. The Investor’s Rights Agreement will terminate on the latest of (i) the second anniversary of the Investor’s Rights Agreement, (ii) the termination of the OEM Agreement, or (iii) the termination of the Technology Agreement.

      The Company believes that the foregoing agreements are in the Company’s best interest and were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and any of the Company’s officers, directors or principal shareholders will be approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with the Company’s bona fide business purposes.

Change of Control Arrangements

      Upon certain changes in control of the Company as provided under the Non-Qualified Stock Option Agreements for John McAdam and Steve Coburn, the vesting of all outstanding stock awards under these agreements and the time during which these awards may be exercised will be accelerated and the awards terminated if not exercised before the change in control. Changes in control as provided under the Non-Qualified Stock Option Agreement for Jeff Pancottine will cause such acceleration of vesting and time for exercise for 50% of the stock awards under this agreement.

      Upon certain changes in control of the Company as provided under the 1998 Equity Incentive Plan, all outstanding stock awards under this plan will either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with the Company or an affiliate of the Company has not terminated before the change in control, the vesting of 50% of these stock awards and the time during which these awards may be exercised will be accelerated and the awards terminated if not exercised before the change in control.

      Upon certain changes of control of the Company as provided under the Amended and Restated 1996 Stock Option Plan, or in the case of a dividend in excess of 10% of the then fair market value of the Company’s stock, all outstanding options under this plan will automatically become fully vested and exercisable for the duration of the option term.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes during fiscal 2001, such SEC filing requirements were satisfied with the following exceptions: Joann Reiter filed a late Form 3. Keith Grinstein, Alan Higginson and Karl Guelich each filed one late Form 4 disclosing a single transaction. Jeffrey Hussey failed to file a Form 4 for a single transaction, which was subsequently reported on a Form 5.

EXECUTIVE COMPENSATION

      The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by (a) the Chief Executive Officer of the Company (the “CEO”), and (b) the Company’s other executive officers whose salary and bonus for fiscal 2001 exceeded $100,000 and who were serving as executive officers of the Company at the end of the 2001 fiscal year (collectively, together with the CEO, the “Named Executive Officers”).

Summary of Compensation

      The following table summarizes the compensation earned by the Named Executive Officers during fiscal 2001, 2000 and 1999.

							Long Term
		Annual Compensation					Compensation

					Other Annual		Securities
		Salary	Bonus(1)		Compensation		Underlying
Name and Principal Position	Year	($)	($)		($)		Options(#)

John McAdam	2001	$400,000	$162,340		$1,253,942	(2)	745,000
President, Chief Executive Officer	2000	$75,898	$866,000	(3)	—		695,000	(4)
and director	1999	—	—		—		—
Jeffrey S. Hussey	2001	$260,542	$105,520		$3,000	(5)	70,000
Chairman of the Board and	2000	$260,000	$283,900		$3,000	(5)	250,000	(6)
Chief Strategist	1999	$233,730	$222,557		—		—
Steven Goldman	2001	$211,154	$185,002		$3,625	(5)	107,500
Senior Vice President of Sales and	2000	$124,833	$185,330		$3,000	(5)	52,500	(7)
Services	1999	$120,000	$132,550		—		149,998
Brett L. Helsel	2001	$190,000	$30,845		$13,500	(5)	92,500	(8)
Senior Vice President of Product	2000	$168,750	$81,388		$21,000	(5)	37,500	(9)
Development and Chief Technology	1999	$150,000	$72,540		$5,250	(5)	96,000
Officer
Jeff Pancottine	2001	$188,718	$224,048	(10)	$3,800	(5)	300,000
Senior Vice President of Marketing	2000	—	—		—		—
and Business Development	1999	—	—		—		—

(1)	Includes bonus amounts earned in the fiscal year but actually paid in the following fiscal year.

(2)	Includes $151,313 for moving expenses and a reimbursement of $1,102,629 for taxes related to the exercise of a non-qualified stock option.

(3)	Reimbursement for retention bonus that Mr. McAdam was required to pay back to a former employer.

(4)	645,000 of these options were subsequently cancelled at the request of Mr. McAdam.

(5)	Consists of the Company’s matching contribution under the 401(k) plan. For Mr. Helsel, the total also includes an auto allowance of $10,500, $18,000 and $5,250 for fiscal years 2001, 2000 and 1999, respectively.

(6)	Options were subsequently cancelled at the request of Mr. Hussey.

(7)	Options were subsequently cancelled at the request of Mr. Goldman.

(8)	12,500 of these options were subsequently cancelled at the request of Mr. Helsel.

(9)	Options were subsequently cancelled at the request of Mr. Helsel.

(10)	Includes $50,000 signing bonus.

Options Grants in Last Fiscal Year

      The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 2001.

			Percent of			Potential Realizable Value at
	Number of		Total Options			Assumed Annual Rates of
	Securities		Granted to			Stock Price Appreciation for
	Underlying		Employees	Exercise or		Option Term(2)
	Options		in Fiscal	Base Price	Expiration
Name	Granted(#)		Year(1)	($/Sh)	Date	5%($)	10%($)

John McAdam	100,000	(3)	15.9%	$9.50	1/1/11	$523,762	$1,290,050
	375,000	(4)		$5.03	3/16/11	1,039,943	2,561,429
	270,000	(4)		$7.00	4/27/11	1,042,010	2,566,521
Jeffrey S. Hussey	70,000	(4)	1.5%	$7.00	4/27/11	270,151	665,394
Steven Goldman	17,500	(5)	2.3%	$34.00	10/1/10	328,040	807,979
	50,000	(3)		$9.50	1/1/11	261,881	645,025
	40,000	(4)		$7.00	4/27/11	154,372	380,225
Brett L. Helsel	12,500	(6)(7)	2.0%	$34.00	10/1/10	234,314	577,128
	40,000	(3)		$9.50	1/1/11	209,505	516,020
	40,000	(4)		$7.00	4/27/11	154,372	380,225
Jeff Pancottine	50,000	(6)	6.4%	$30.00	10/23/10	826,992	2,036,922
	150,000	(6)		$33.00	10/23/10	2,729,075	6,721,841
	60,000	(3)		$9.50	1/1/11	314,257	774,030
	40,000	(4)		$7.00	4/27/11	154,372	380,225

(1)	The total number of stock options granted in fiscal 2001 by the Company was 4,684,303, including options granted to executive officers, to approximately 500 employees.

(2)	These assumed rates of appreciation are provided in order to comply with requirements of the SEC, and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

(3)	Options vest 50% one year from the date of grant, with the remaining 50% vesting two years from the date of grant.

(4)	Options vest in equal monthly increments over the two years following the date of grant.

(5)	Options vest in equal monthly increments over the four years following the date of grant.

(6)	Options vest 25% one year after the date of grant, with the balance vesting in equal monthly increments over the following three years.

(7)	These options were subsequently cancelled at the request of Mr. Helsel.

Exercise of Stock Options and Fiscal Year-End Option Values

      The following table sets forth information concerning the exercise of stock options during fiscal 2001 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			September 30, 2001(#)		September 30, 2001($)(2)
	Shares
	Acquired on	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise(#)	Realized($)(1)	(#)	(#)	($)	($)

John McAdam	50,000	$600,000	338,125	1,051,875	$526,688	$1,682,663
Jeffrey S. Hussey	—	—	14,583	55,417	$33,249	$126,351
Steven Goldman	143,390	$1,821,218	82,103	128,335	$449,235	$72,201
Brett L. Helsel	25,000	$356,722	116,612	158,127	$838,288	$531,201
Jeff Pancottine	—	—	8,333	291,667	$18,999	$72,201

(1)	Based on the market value of the Common Stock at the exercise date, less the exercise price, multiplied by the number of shares acquired upon exercise.

(2)	Based on the $9.28 per share market value of the Common Stock at September 28, 2001, less the exercise price, multiplied by the number of shares underlying the option.

Report of Compensation Committee

      The Compensation Committee is comprised of three members of the Board of Directors who are not employees of the Company. It is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the Company’s stock option plans. The objectives of the committee are to correlate executive compensation with the Company’s business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to its long-term success.

     Salary

      The Compensation Committee annually assesses the performance and sets the salary of the President and Chief Executive Officer. In turn, the President and Chief Executive Officer annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the Compensation Committee.

      In particular, Mr. McAdam’s compensation as President and Chief Executive Officer is based on compensation levels of Presidents and Chief Executive Officers of comparable size technology companies. A portion of Mr. McAdam’s compensation consists of incentive compensation that is based on the Company’s financial performance.

      In determining executive officer salaries, the Compensation Committee reviews recommendations from Mr. McAdam which include information from salary surveys covering technology companies in the Seattle and other comparable areas, individual performance levels and the Company’s financial condition. The Compensation Committee also considers incentive compensation based on the Company’s financial performance.

      Bonuses for Mr. McAdam and the other executive officers are paid on a quarterly basis according to a formula based on actual financial results.

     Stock Options

      The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company’s shareholders and, therefore, periodically grants stock options under the Company’s employee stock option plans. Stock options are typically granted at the current market price and will only have value if the Company’s stock price increases over the exercise price.

      The Compensation Committee determines the size and frequency of option grants for executive officers, based on recommendations from the Chief Executive Officer. Recommendations for options are based on the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company’s success, and previous options grants to such executive officers. Generally option grants vest over a two or four-year period.

      Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Compensation Committee is aware of this limitation and had decided that it is not appropriate at this time to limit the Company’s discretion to design the cash compensation packages payable to the Company’s executive officers.

Compensation Committee

Karl D. Guelich, Chair
Alan J. Higginson
Keith D. Grinstein

Report of the Audit Committee:

      The Audit Committee consists of Messrs. Guelich, Higginson and Grinstein. The following is a report of the Audit Committee with respect to the Company’s audited financial statements for the year ended September 30, 2001.

      The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2001. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

Audit Committee

Karl Guelich, Chair
Alan J. Higginson
Keith D. Grinstein

Stock Price Performance

      The information regarding stock price performance contained in this section shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

      The graph below compares the annual percentage change in the cumulative total return on the Common Stock for the Nasdaq Composite Index and the Nasdaq Computer Index for the period commencing June 4, 1999 the date of the Company’s initial public offering, and ending September 28, 2001.

Comparison of Cumulative Total Return

Among F5 Networks Inc.,
Nasdaq Composite and
Nasdaq Computer Index

	6/4/99	9/30/99	9/29/00	9/28/01

F5 Networks, Inc.	100	457	229	62
Nasdaq Composite	100	111	148	60
Nasdaq Computer Index	100	122	173	55

Assumes that $100 was invested June 4, 1999 in the Company’s Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

PROPOSAL 1: ELECTION OF DIRECTORS

      At the Annual Meeting, the shareholders will vote on the election of two Class III directors to serve for three-year terms until the annual meeting of shareholders for fiscal year end 2004 and until their successors are elected and qualified. The Board of Directors has unanimously nominated Jeffrey S. Hussey and Kenny Frerichs for election to the Board of Directors as Class III directors. The nominees have indicated that they are willing and able to serve as directors. If either nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF BOTH NOMINEES.

      Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Messrs. Hussey and Frerichs.

OTHER MATTERS

Auditors

      The independent accounting firm of PricewaterhouseCoopers LLP has acted as the Company’s auditor since inception and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the year 2001 and reviews of the financial statements included in the Company’s Forms 10-Q for the year 2001 were $130,807.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP provided no professional services of this nature to the Company in the year 2001.

All Other Fees

      The aggregate fees billed for services rendered to the Company by PricewaterhouseCoopers LLP, other than fees for audit services, for the year 2001 were $122,182.

      The Audit Committee considered whether the provision of nonaudit services is compatible with the principal accountants’ independence and concluded that the provision of nonaudit services has been compatible with maintaining the independence of the Company’s external auditors.

      Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR END 2002

      The Company’s Bylaws provide that advance notice of a shareholder’s proposal must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (C) the class and number of shares of the Company which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as a proponent of a shareholder proposal.

      A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

      Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the Annual Meeting for fiscal year end 2002 must submit the proposal to the Company no later than September 30, 2002. Shareholders who intend to present a proposal at the Annual Meeting for fiscal year end 2002 without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than December 7, 2002. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors,

Joann Reiter, Sig.
JOANN REITER
Vice President, General Counsel and Secretary

F5 NETWORKS, INC.
ANNUAL MEETING OF SHAREHOLDERS
March 7, 2002

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joann M. Reiter with full power of substitution, proxy to vote at the Annual Meeting of Shareholders of F5 Networks, Inc. (the “Company”) to be held on March 7, 2002 at 10:00 a.m., local time, at F5 Networks, Inc. Headquarters, 401 Elliott Avenue West, Seattle, WA 98119 and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in her discretion upon such other matters as may come before the meeting.

Please date, sign and mail your proxy card back as soon as possible!

(TO BE SIGNED ON REVERSE SIDE)

[X]	Please mark your votes as in this example

	FOR	AGAINST
1. Election of Directors	[ ]	[ ]	Nominees: Class III Jeffrey S. Hussey Kenny Frerichs

To withhold authority to vote for any nominee, write full name of nominee on the line below: ______________________________________ ______________________________________

This proxy is revocable and when properly executed will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

____________________________ Date____________ , 2002 ___________________________ Date ____________ , 2002
                   Signature                                                                             Signature if held jointly

NOTE: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.